Exhibit 99.1

Herbalife Delivers Q3 Net Sales Increase Above Guidance Midpoint,
North America Returns to Growth; Q3 Adjusted EBITDA1 Exceeds Guidance;
Tightens Full-Year Guidance Ranges

LOS ANGELES, November 5, 2025 – Herbalife Ltd. (NYSE: HLF) today reported financial results for the third quarter ended September 30, 2025:

Highlights

Third Quarter 2025

●	Net sales of $1.3 billion above the midpoint of guidance range

“Herbalife’s third-quarter performance reflects continued progress in our transformation strategy, as well as disciplined financial and operational execution. With North America returning to growth and adjusted EBITDA[1] exceeding guidance, we are delivering on our commitments and building forward momentum.”

- Stephan Gratziani, CEO

	○	Up 2.7% vs. Q3 ‘24
	○	Includes 50 basis points of foreign currency (“FX”) headwinds
	○	Up 3.2% year-over-year on constant currency basis[2]; toward upper end of guidance range
●	North America net sales increased by 1.0% year-over-year, marking the region’s first quarterly gain since Q2 ‘21
●	Net income attributable to Herbalife of $43.2 million;adjusted net income[1] of $51.5 million
●	Adjusted EBITDA[1] of $163.0 million exceeds guidance
	○	Adjusted EBITDA[1] at constant currency[2] of $175.1 million exceeds guidance

○	Credit Agreement EBITDA[1] of $184.2 million

●	Diluted EPS of $0.42; adjusted diluted EPS[1] of $0.50

●	Net cash provided by operating activities of $138.8 million; capital expenditures of $20.8 million

●	Repaid $147.3 million of remaining principal on 2025 Notes; reduced total leverage ratio to 2.8x at Sep 30

Recent Developments

●	Expanded access to beta version of Pro2col™ app to retail customers of beta group on Oct 30; introduced enhanced and expanded features within Pro2col digital experience

Outlook

●	Fourth quarter 2025 guidance provided

●	Full-year 2025 guidance revised: ranges tightened for net sales, adjusted EBITDA[1] and capital expenditures

[1]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable U.S. GAAP measure for historical periods, as applicable, and a discussion of why the Company believes these non-GAAP measures are useful and certain information regarding non-GAAP guidance.

[2]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful.

Management Commentary

Herbalife reported third quarter 2025 net sales of $1.3 billion, up 2.7% year-over-year, including 50 basis points of foreign currency headwinds. On a constant currency basis2, net sales were up 3.2% year-over-year for the quarter.

Gross profit margin was 77.7% in the third quarter, compared to 78.3% in the prior year period. On a year-over-year and approximate basis, pricing benefits of 80 basis points were more than offset primarily by foreign currency headwinds of 90 basis points, 30 basis points of input cost inflation, driven mainly by higher raw material costs, and 10 basis points each from increased inventory write-downs and unfavorable sales mix.

For the quarter, net income attributable to Herbalife was $43.2 million, with net income margin of 3.4% and adjusted net income1 of $51.5 million. Adjusted EBITDA1 of $163.0 million includes approximately $12 million of foreign currency headwinds year-over-year, with adjusted EBITDA1 margin of 12.8%, down 60 basis points versus the third quarter of 2024. Diluted EPS was $0.42, with adjusted diluted EPS1 of $0.50, which includes a $0.08 year-over-year foreign currency headwind.

Net cash provided by operating activities was $138.8 million and $235.0 million for the three and nine months ended September 30, 2025, respectively. Capital expenditures were $20.8 million and $61.9 million for the three and nine months ended September 30, 2025, respectively, and capitalized software as a service (“SaaS”) implementation costs were approximately $7 million and $16 million, respectively. The Company expects to incur total capitalized SaaS implementation costs of approximately $25 million to $30 million for full year 2025, which are not included in capital expenditures.

As previously disclosed, and in accordance with the terms of the Pro2col Health LLC asset purchase agreement entered into in April 2025, a contingency payment of $2.0 million was paid during the third quarter as a result of the release of the beta version of the Pro2col technology platform in July 2025.

In September 2025, the Company repaid the remaining outstanding principal balance of $147.3 million on its 7.875% Senior Notes due 2025 (“2025 Notes”) at maturity. The aggregate payment at maturity, including accrued and unpaid interest, was $153.1 million. As of September 30, 2025, $25.0 million was outstanding under the Company’s revolving credit facility.

“The third quarter demonstrated clear progress, with a return to growth in both North America and on a worldwide basis,” said Chief Financial Officer John DeSimone. “We also further reduced our total leverage ratio to 2.8x, underscoring our continued capital discipline and outperformance against our capital structure commitments.”

For the third quarter, three of the Company’s five regions reported year-over-year growth in the number of new distributors joining Herbalife, led by North America, with a 17% increase. While the number of new distributors joining worldwide in the third quarter declined 2% year-over-year, they increased 11% on a two-year stack basis.

This growth reflects the continued momentum the Company is building through strategic distributor engagement, training and product innovation. Supporting this momentum is the Diamond Development Mastermind Program, an ongoing training and accountability program that expanded to India in August, which also marked the program’s first anniversary. Today, approximately 10,700 distributors and service providers worldwide are committed to the program, reporting increased confidence in applying core business and leadership principles and strategies. The program will expand to include additional markets in 2026.

This momentum is further reflected in the strong attendance at the Company’s September Extravaganza training events, where approximately 57,200 attendees gathered in Tashkent, Mexico City, Delhi, Bengaluru and Budapest. In total, Extravaganza events in 2025 attracted nearly 142,000 attendees, a 5% increase compared to 2024.

During the EMEA Extravaganza in Budapest, the Company launched HL/Skin, a new skincare line that combines advanced South Korean science with K-beauty-formulated ingredients. The HL/Skin range builds on Herbalife’s science-backed approach to product development, with the efficacy of each product supported by clinical studies. Currently available in select European markets, HL/Skin is also supported by an AI-powered assessment tool that delivers a personalized facial analysis to customers in less than 60 seconds, while simultaneously providing product recommendations directly to distributor dashboards to enhance customer engagement and support sales.

Recent Developments

On October 30, the Company expanded beta access to the Pro2col app to retail customers in the U.S., Canada, and Puerto Rico of distributors in the beta group. Formed following the app’s initial beta release in July 2025, the beta group has scaled to include approximately 7,900 distributors.

Concurrently, the Company introduced new features within the Pro2col digital experience, including a coach dashboard, customizable sales funnels and a website builder to support existing distributor daily methods of operations, as well as multiple app enhancements. Together, these developments represent significant advancements toward the planned commercial release of Pro2col Beta 2.0 to all customers and distributors in the U.S. and Puerto Rico by the end of 2025. The Company plans to expand the Pro2col digital experience to additional global markets beginning in 2026.

“Across our business, product innovation, digital evolution and disciplined execution are driving momentum and delivering results,” said Chief Executive Officer Stephan Gratziani. “Through our transformation, we are equipping and supporting our distributors to grow stronger businesses—supporting progress today and building a clear path to sustainable growth and long-term shareholder value.”

Third Quarter and Year to Date 2025 Key Metrics

Regional Net Sales and FX Impact

	Reported Net Sales		YoY Growth (Decline)
$ million	Q3 ‘25	Q3 ‘24	including FX	excluding FX
North America	263.1	260.4	1.0%	1.1%
Latin America	229.6	207.1	10.9%	10.7%
EMEA	272.3	261.9	4.0%	2.3%
Asia Pacific	437.4	436.1	0.3%	2.8%
China	71.3	74.8	(4.7)%	(4.8)%
Worldwide	1,273.7	1,240.3	2.7%	3.2%

	Reported Net Sales		YoY Growth (Decline)
$ million	YTD ‘25	YTD ‘24	including FX	excluding FX
North America	789.9	809.4	(2.4)%	(2.3)%
Latin America	646.5	633.0	2.1%	10.3%
EMEA	833.5	827.6	0.7%	1.5%
Asia Pacific	1,268.5	1,284.0	(1.2)%	1.1%
China	216.1	231.7	(6.7)%	(6.5)%
Worldwide	3,754.5	3,785.7	(0.8)%	1.5%

Outlook

Fourth Quarter 2025 Guidance

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	+1.5% to +5.5% YoY	144 – 154	18 – 28
Constant Currency(a)	+0.5% to +4.5% YoY	154 – 164
Q4 ‘24 Actuals	1,207.4	150.0 12.4% margin	25.7

Full-Year 2025 Guidance – REVISED

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	(0.3)% to +0.7% YoY	645 – 655	80 – 90
Previous Guidance (Aug 6 ‘25)	(1.0)% to +3.0% YoY	640 – 660	75 – 95
Constant Currency(a)	+1.2% to +2.2% YoY	700 – 710
Previous Guidance (Aug 6 ‘25)	0.0% to +4.0% YoY	685 – 705
FY ‘24 Actuals	4,993.1	634.8 12.7% margin	122.0

(a)	Non-GAAP Measure. Represents projections using U.S. dollars at Q4 ‘24 and FY ‘24 average FX rates, respectively, and adjusting for other FX related impacts. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful and non-GAAP guidance.

Guidance Assumptions

●	Net sales and adjusted EBITDA[1] use the average daily exchange rates for the first two weeks of October 2025 to translate local currency projections

●	Outlook includes preliminary estimates of the impact of incremental tariffs enacted as of November 4, 2025

Earnings Webcast and Conference Call

Herbalife’s senior management team will host an audio webcast and conference call to discuss its third quarter 2025 financial results on Wednesday, November 5, 2025, at 5:30 p.m. ET (2:30 p.m. PT).

The audio webcast will be available at the following link: https://edge.media-server.com/mmc/p/4btutrtf

Participants joining via the conference call may obtain the dial-in information and personal PIN to access the call by registering at the following link:

https://register-conf.media-server.com/register/BI82b13d7dc5304a62b671758da6411eaa

Senior management also plans to reference slides during the webcast and call, which will be available under the Investor Relations section of Herbalife’s website at https://ir.herbalife.com, where financial and other information is posted from time to time. The webcast will also be available at the same website, along with a replay of the webcast following the completion of the event and for 12 months thereafter.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company, community and platform that has been changing people's lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle to live their best life.

For more information, visit https://ir.herbalife.com.

Media Contact:

Thien Ho

Vice President, Global Corporate Communications

thienh@herbalife.com

Investor Contact:

Erin Banyas

Vice President, Head of Investor Relations

erinba@herbalife.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

●	the potential impacts of current global economic conditions, including inflation, unfavorable foreign exchange rate fluctuations, and tariffs or retaliatory tariffs, on us; our Members, customers, and supply chain; and the world economy;

●	our ability to attract and retain Members;

●	our relationship with, and our ability to influence the actions of, our Members;

●	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

●	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

●	changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance matters;

●	the competitive nature of our business and industry;

●	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

●	the Consent Order entered into with the Federal Trade Commission, or FTC, the effects thereof and any failure to comply therewith;

●	risks associated with operating internationally and in China;

●	our ability to execute our growth and other strategic initiatives (such as restructuring efforts and increased market penetration in existing markets);

●	the effectiveness and acceptance of new technology-driven initiatives;

●	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the wars in Ukraine and the Middle East, cybersecurity incidents, pandemics, and/or other acts by third parties;

●	our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;

●	our reliance on our information technology infrastructure, and our ability to successfully develop, deploy, and integrate artificial intelligence into our business;

●	noncompliance by us or our Members with any privacy, artificial intelligence and data protection laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

●	contractual limitations on our ability to expand or change our direct-selling business model;

●	the sufficiency of our trademarks and other intellectual property;

●	product concentration;

●	our reliance upon, or the loss or departure of any member of, our senior management team;

●	our ability to integrate and capitalize on acquisition transactions;

●	restrictions imposed by covenants in the agreements governing our indebtedness;

●	risks related to our convertible notes;

●	changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

●	our incorporation under the laws of the Cayman Islands; and

●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 19, 2025, as supplemented by the Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2025 and September 30, 2025 filed on August 6, 2025 and November 5, 2025, respectively, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our Consolidated Financial Statements and the related Notes included therein. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements made in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)
Net sales	$1,273.7	$1,240.3	$3,754.5	$3,785.7
Cost of sales	284.2	268.7	826.3	836.8
Gross profit	989.5	971.6	2,928.2	2,948.9
Royalty overrides	416.1	405.5	1,224.4	1,236.0
Selling, general, and administrative expenses	447.6	444.0	1,327.4	1,438.5
Other operating income (1)	-	(5.0)	(4.8)	(5.0)
Operating income	125.8	127.1	381.2	279.4
Interest expense, net	51.0	56.5	156.6	152.1
Other expense, net (2)	-	-	-	10.5
Income before income taxes	74.8	70.6	224.6	116.8
Income taxes	31.7	23.2	81.9	40.4
Net income	43.1	47.4	142.7	76.4
Net loss attributable to noncontrolling interest	(0.1)	-	(0.2)	-
Net income attributable to Herbalife	$43.2	$47.4	$142.9	$76.4

Earnings per share attributable to Herbalife:
Basic	$0.42	$0.47	$1.39	$0.76
Diluted	$0.42	$0.46	$1.38	$0.75

Weighted-average shares outstanding:
Basic	103.3	100.9	102.6	100.4
Diluted	104.0	101.9	103.2	101.4

(1)	Other operating income for the nine months ended September 30, 2025 and three and nine months ended September 30, 2024 relates to certain China government grant income

(2)	Other expense, net for the nine months ended September 30, 2024 relates to loss on extinguishment of 2018 Credit Facility, as well as partial redemption and private repurchase of 2025 Notes

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$305.5	$415.3
Receivables, net	97.8	68.9
Inventories	512.5	475.4
Prepaid expenses and other current assets	190.4	184.1
Total current assets	1,106.2	1,143.7

Property, plant and equipment, net	456.7	460.2
Operating lease right-of-use assets	171.7	185.7
Marketing-related intangibles and other intangible assets, net	315.7	312.3
Goodwill	101.0	87.7
Deferred income tax assets	401.7	398.6
Other assets	144.2	139.9
Total assets	$2,697.2	$2,728.1

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$88.1	$70.0
Royalty overrides	345.8	334.1
Current portion of long-term debt	20.7	283.5
Other current liabilities	545.3	542.8
Total current liabilities	999.9	1,230.4

Non-current liabilities:
Long-term debt, net of current portion	1,997.2	1,976.6
Non-current operating lease liabilities	157.0	169.5
Other non-current liabilities	149.1	152.7
Total liabilities	3,303.2	3,529.2

Commitments and contingencies

Shareholders’ deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	304.6	278.2
Accumulated other comprehensive loss	(251.6)	(271.4)
Accumulated deficit	(665.1)	(808.0)
Total Herbalife shareholders’ deficit	(612.0)	(801.1)
Noncontrolling interest	6.0	-
Total shareholders’ deficit	(606.0)	(801.1)
Total liabilities and shareholders’ deficit	$2,697.2	$2,728.1

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

	Nine Months Ended September 30,
	2025	2024
	(unaudited)
Cash flows from operating activities:
Net income	$142.7	$76.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91.9	92.4
Share-based compensation expenses	33.2	36.7
Non-cash interest expense	12.3	9.4
Deferred income taxes	5.3	(52.7)
Inventory write-downs	21.4	17.0
Foreign exchange transaction loss	1.6	11.9
Loss on extinguishment of debt	-	10.5
Other	(1.2)	3.8
Changes in operating assets and liabilities:
Receivables	(25.6)	(3.6)
Inventories	(29.8)	(41.7)
Prepaid expenses and other current assets	8.9	(3.7)
Accounts payable	12.4	0.9
Royalty overrides	(4.3)	(2.3)
Other current liabilities	(13.8)	62.1
Other	(20.0)	(1.3)
Net cash provided by operating activities	235.0	215.8

Cash flows from investing activities:
Purchases of property, plant and equipment	(61.9)	(96.3)
Acquisition of business and assets	(25.5)	-
Proceeds from sale and leaseback transaction, net of related expenses	-	37.9
Other	(2.6)	(0.6)
Net cash used in investing activities	(90.0)	(59.0)

Cash flows from financing activities:
Borrowings from senior secured credit facility and other debt, net of discount	552.3	1,117.7
Principal payments on senior secured credit facility and other debt	(543.9)	(1,655.0)
Repayment of convertible senior notes	-	(197.0)
Proceeds from senior secured notes, net of discount	-	778.4
Repayment of senior notes	(262.3)	(344.3)
Debt issuance costs	(0.1)	(22.4)
Share repurchases	(8.1)	(5.7)
Other	(0.7)	2.0
Net cash used in financing activities	(262.8)	(326.3)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7.7	(8.1)
Net change in cash, cash equivalents, and restricted cash	(110.1)	(177.6)
Cash, cash equivalents, and restricted cash, beginning of period	438.1	595.5
Cash, cash equivalents, and restricted cash, end of period	$328.0	$417.9

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Credit Agreement EBITDA

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA are calculated as net income attributable to Herbalife excluding the impact of certain unusual or non-recurring items such as expenses related to restructuring initiatives, expenses related to the digital technology program, gains or losses from sale of property, gains or losses from extinguishment of debt and certain tax expenses and benefits, as further detailed in the reconciliations below. In addition, during the fourth quarter of 2024, the Company recognized $147.3 million of non-cash net deferred income tax benefits related to changes the Company initiated to its corporate entity structure, including intra-entity transfers of intellectual property to one of its European subsidiaries, which was excluded from adjusted net income and adjusted diluted EPS. A portion of these non-cash net deferred income tax benefits will reduce cash taxes paid and result in net deferred tax expense recognized in future periods. Beginning in the first quarter of 2025 and in future periods, the related net deferred tax effects will be excluded from adjusted net income and adjusted diluted EPS. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales. Credit agreement EBITDA represents EBITDA adjusted for items permitted under the Company’s senior secured credit facilities.

Management believes that such non-GAAP performance measures, when read in conjunction with the Company’s reported results, calculated in accordance with U.S. GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under U.S. GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company’s definitions and calculations as set forth in the tables below of adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from, nor as alternatives to, net income attributable to Herbalife or diluted EPS calculated in accordance with U.S. GAAP.

The Company does not provide a reconciliation of forward-looking adjusted EBITDA or constant currency adjusted EBITDA guidance to net income attributable to Herbalife, the comparable U.S. GAAP measure, because, due to the unpredictable or unknown nature of certain significant items, such as income tax expenses or benefits, loss contingencies, and any gains or losses in connection with refinancing transactions, the Company cannot reconcile these non-GAAP projections without unreasonable efforts. The Company expects the variability of these items, which are necessary for a presentation of the reconciliation, could have a significant impact on the Company’s reported U.S. GAAP financial results.

Currency Fluctuation

The Company’s international operations have provided and will continue to provide a significant portion of its total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, the Company also compares the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of the Company’s foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. The Company believes presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of its foreign operations from period to period. In addition, the Company presents adjusted EBITDA on a constant currency basis, which is a non-GAAP financial measure, and is calculated by translating the current period adjusted EBITDA into U.S. dollars using the same foreign currency exchange rates that were used to translate such measure for the previous comparable period and adjusting for other FX related impacts. However, net sales in local currency and adjusted EBITDA on a constant currency basis should not be considered in isolation or as an alternative to net sales and adjusted EBITDA, respectively, in U.S. dollar measures that reflect current period exchange rates, or to net sales and net income attributable to Herbalife calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net income attributable to Herbalife to adjusted net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ million	2025	2024	2025	2024
Net income attributable to Herbalife	$43.2	$47.4	$142.9	$76.4
Expenses related to Technology Realignment Program (1)	0.6	-	4.2	-
Expenses related to Restructuring Program (1)	0.8	2.7	4.8	68.2
Expenses related to Transformation Program (1)	-	-	-	9.4
Digital technology program costs (1)	-	5.1	2.8	22.1
Gain on sale of property (1)	-	(4.0)	-	(4.0)
Loss on extinguishment of debt (1)	-	-	-	10.5
Income tax adjustments for above items (1)	0.6	6.8	(2.0)	(20.5)
Deferred income tax effects, net, related to corporate entity reorganization (2)	6.3	-	19.2	-
Adjusted net income	$51.5	$58.0	$171.9	$162.1

The following is a reconciliation of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ per share	2025	2024	2025	2024
Diluted earnings per share	$0.42	$0.46	$1.38	$0.75
Expenses related to Technology Realignment Program (1)	0.01	-	0.04	-
Expenses related to Restructuring Program (1)	0.01	0.03	0.05	0.68
Expenses related to Transformation Program (1)	-	-	-	0.10
Digital technology program costs (1)	-	0.05	0.03	0.22
Gain on sale of property (1)	-	(0.04)	-	(0.04)
Loss on extinguishment of debt (1)	-	-	-	0.10
Income tax adjustments for above items (1)	0.01	0.07	(0.02)	(0.20)
Deferred income tax effects, net, related to corporate entity reorganization (2)	0.06	-	0.19	-
Adjusted diluted earnings per share (3)	$0.50	$0.57	$1.67	$1.61

(1)	Based on interim income tax reporting rules, these expense items are not considered discrete items. The tax effect of the adjustments between our U.S. GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

Excludes tax (benefit)/expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
$ million	2025	2024	2025	2024
Expenses related to Technology Realignment Program	$0.2	$-	$(0.8)	$-
Expenses related to Restructuring Program	0.2	5.3	(0.9)	(14.9)
Expenses related to Transformation Program	-	0.6	-	(1.9)
Digital technology program costs	0.2	(0.5)	(0.3)	(2.5)
Gain on sale of property	-	0.9	-	0.9
Loss on extinguishment of debt	-	0.5	-	(2.1)
Total income tax adjustments	$0.6	$6.8	$(2.0)	$(20.5)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ per share	2025	2024	2025	2024
Expenses related to Technology Realignment Program	$-	$-	$(0.01)	$-
Expenses related to Restructuring Program	-	0.05	(0.01)	(0.15)
Expenses related to Transformation Program	-	-	-	(0.02)
Digital technology program costs	0.01	(0.01)	-	(0.02)
Gain on sale of property	-	0.01	-	0.01
Loss on extinguishment of debt	-	0.01	-	(0.02)
Total income tax adjustments (3)	$0.01	$0.07	$(0.02)	$(0.20)

(2)	Non-cash net deferred tax effects related to an income tax benefit previously recognized due to changes to corporate entity structure in the fourth quarter of 2024. Refer to Supplemental Information included herein for further details.

(3)	Amounts may not total due to rounding

The following are reconciliations of net income attributable to Herbalife to EBITDA, adjusted EBITDA and Credit Agreement EBITDA and Credit Agreement total leverage ratio for the respective periods:

	Three Months Ended					TTM
$ million	Sep 30 ’24	Dec 31 ’24	Mar 31 ’25	Jun 30 ’25	Sep 30 ’25	Sep 30 ’25
Net sales	$1,240.3	$1,207.4	$1,221.7	$1,259.1	$1,273.7	$4,961.9

Net income attributable to Herbalife	$47.4	$177.9	$50.4	$49.3	$43.2	$320.8
Interest expense, net	56.5	53.9	52.0	53.6	51.0	210.5
Income taxes	23.2	(125.3)	20.4	29.8	31.7	(43.4)
Depreciation and amortization	30.6	29.0	30.7	30.5	30.7	120.9
EBITDA	157.7	135.5	153.5	163.2	156.6	608.8
Amortization of SaaS implementation costs	5.0	5.0	5.7	5.7	5.0	21.4
Expenses related to Technology Realignment Program	-	-	-	3.6	0.6	4.2
Expenses related to Restructuring Program	2.7	0.9	3.3	0.7	0.8	5.7
Expenses related to Transformation Program	-	4.0	-	-	-	4.0
Digital technology program costs	5.1	4.6	2.4	0.4	-	7.4
Gain on sale of property	(4.0)	-	-	-	-	-
Loss on extinguishment of debt	-	-	-	-	-	-
Adjusted EBITDA	166.5	150.0	164.9	173.6	163.0	651.5
Interest income	2.8	3.0	2.6	1.8	2.0	9.4
Inventory write-downs	5.6	1.9	11.4	3.5	6.5	23.3
Share-based compensation expenses	13.0	13.3	11.6	10.4	11.2	46.5
Other expenses (income) (1)	9.3	(4.1)	1.5	3.1	1.5	2.0
Credit Agreement EBITDA	$197.2	$164.1	$192.0	$192.4	$184.2	$732.7
Credit Agreement Total Debt (2)						$2,079.1
Credit Agreement Total Leverage Ratio						2.8	x

Net income margin	3.8%	14.7%	4.1%	3.9%	3.4%	6.5%
Adjusted EBITDA margin	13.4%	12.4%	13.5%	13.8%	12.8%	13.1%

	Nine Months Ended September 30,		Year Ended December 31,
$ million	2025	2024	2024
Net sales	$3,754.5	$3,785.7	$4,993.1

Net income attributable to Herbalife	$142.9	$76.4	$254.3
Interest expense, net	156.6	152.1	206.0
Income taxes	81.9	40.4	(84.9)
Depreciation and amortization	91.9	92.4	121.4
EBITDA	473.3	361.3	496.8
Amortization of SaaS implementation costs	16.4	17.3	22.3
Expenses related to Technology Realignment Program	4.2	-	-
Expenses related to Restructuring Program	4.8	68.2	69.1
Expenses related to Transformation Program	-	9.4	13.4
Digital technology program costs	2.8	22.1	26.7
Gain on sale of property	-	(4.0)	(4.0)
Loss on extinguishment of debt	-	10.5	10.5
Adjusted EBITDA	501.5	484.8	634.8
Interest income	6.4	9.3	12.3
Inventory write-downs	21.4	17.0	18.9
Share-based compensation expenses	33.2	36.7	50.0
Other expenses (income) (1)	6.1	16.9	12.8
Credit Agreement EBITDA	$568.6	$564.7	$728.8
Credit Agreement Total Debt (2)			$2,332.7
Credit Agreement Total Leverage Ratio			3.2	x

Net income margin	3.8%	2.0%	5.1%
Adjusted EBITDA margin	13.4%	12.8%	12.7%

(1)	Other expenses (income) include certain non-cash items such as bad debt expense, unrealized foreign currency gains and losses, and other gains and losses

(2)	Represents the outstanding principal amount of total debt as of the respective period end